ATTORNEYS AT LAW

1025 Thomas Jefferson Street, NW | Suite 400 West Washington, DC 20007-5208 202.965.8100 | fax 202.965.8104 www.carltonfields.com
Exhibit 26n(1)	Atlanta Hartford Los Angeles Miami New York Orlando Tallahassee Tampa Washington, DC West Palm Beach

April 25, 2018

Great-West Life & Annuity Insurance Company

8515 East Orchard Road

Greenwood Village, Colorado 80111

Re:	COLI VUL-2 Series Account

Post-Effective Amendment No. 35 to Registration Statement on Form N-6

File Nos. 333-70963 and 811-09201

Ladies and Gentlemen:

We have acted as counsel to Great-West Life & Annuity Insurance Company, a Colorado corporation, regarding the federal securities laws applicable to the issuance and sale of the policies described in the above-referenced registration statement. We hereby consent to the reference to our name under the caption “Legal Matters” in the prospectus filed as part of the above-referenced registration statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Very truly yours,

/s/ Carlton Fields Jorden Burt, P.A.

Carlton Fields Jorden Burt, P.A.

Carlton Fields Jorden Burt, P.A.
114543852.1	Carlton Fields Jorden Burt, P.A. practices law in California through Carlton Fields Jorden Burt, LLP.